Supplement To Prospectus Supplement Dated September 27, 2002

(To Prospectus Dated August 29, 2002)

$495,000,000

CWABS MASTER TRUST

(for the Series 2002-F Subtrust)

Issuer

CWABS, INC.

Depositor

Sponsor and Master Servicer

REVOLVING HOME EQUITY LOAN ASSET

BACKED NOTES, SERIES 2002-F

This Supplement updates the Prospectus Supplement dated September 27, 2002 that has been issued with respect to the Revolving Home Equity Loan Asset Backed Notes, Series 2002-F. The Notes being offered pursuant to this Supplement had an original principal amount of $495,000,000. As of September 15, 2004, the remaining outstanding principal balance of the Notes being offered pursuant to this Supplement was $208,204,180.

Annex I to the Prospectus Supplement sets forth certain statistical information about the statistical calculation pool mortgage loans as of the Statistical Calculation Date. Appendix I to this Supplement sets forth comparable statistical information for the actual mortgage loans in the mortgage pool as of September 1, 2004.

Pages S-18 and S-21 of the Prospectus Supplement include certain financial information about the Master Servicer’s servicing portfolio and mortgage loan delinquency and foreclosure experience. Appendix II to this Supplement updates certain of that information.

Pages S-16 and S-17 of the Prospectus Supplement includes certain financial information of the Note Insurer. Appendix III to this Supplement updates certain of that information. Additionally, Appendix III updates the information set forth on page S-59 of the Prospectus Supplement under the heading “Experts.”

Appendix IV to this Supplement contains the September 2004 monthly statement that has been furnished to Noteholders of record on the most recent payment date.

This Supplement also updates the “Method of Distribution” section, on page S-58 in the Prospectus Supplement, as described on the next page.

On November 7, 2002, Countrywide Credit Industries, Inc., the parent of Countrywide Home Loans, Inc., changed its name to Countrywide Financial Corporation.

Countrywide Securities Corporation

The date of this Supplement is September 28, 2004

Method of Distribution

Subject to the terms of the underwriting agreement between the depositor and Countrywide Securities Corporation (the “Underwriter”) and a terms agreement, dated September 28, 2004, between the depositor and the Underwriter, the depositor has agreed to sell to the Underwriter on September 30, 2004, and the Underwriter has agreed to purchase, $495,000,000 of notes (as reduced by principal payments on the Notes prior to the date of this Supplement). The notes being offered pursuant to the terms agreement are referred to as the “Offered Notes.” Proceeds to the depositor from the sale of the Offered Notes are expected to be approximately $208,453,344 plus accrued interest before deducting expenses payable by the depositor estimated to be approximately $15,000.

Distribution of the Offered Notes will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Offered Notes to or through dealers and such dealers may receive from the Underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions, or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Notes may be deemed to be underwriters, and any discounts, commissions, or concessions received by them, and any profits on resale of the Offered Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The depositor has been advised by the Underwriter that it intends to make a market in the Offered Notes purchased by it but the Underwriter has no obligation to do so. We cannot assure you that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue or that it will provide holders of the Offered Notes with a sufficient level of liquidity of investment.

The Underwriter is an affiliate of the depositor, the sponsor, and the master servicer.

The depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

References in this Supplement to the principal balances of the Offered Notes reflect the principal balances of the Offered Notes as of September 27, 2002 and do not take account of any principal distributions on the Offered Notes since that date.

This Supplement does not contain complete information about the Offered Notes. Additional information is contained in the Prospectus Supplement dated September 27, 2002 prepared in connection with the issuance of the notes and in the prospectus of the depositor dated August 29, 2002. You are urged to read this Supplement, the Prospectus Supplement, and the prospectus in full.

Additional information about the Offered Notes (including their current pool factor) is expected to be available on Bloomberg L.P. under the ticker symbol CWHEL 2002-F on the DES page. The information on that page has not been independently verified by any of the issuer, the depositor, the sponsor, and master servicer or the Underwriter, and none of those parties makes any representation as to the accuracy or completeness of that information.

Appendix I - Statistical Information (as of September 1, 2004) about the Mortgage Loans

The sum of the columns below may not equal the total indicated due to rounding. The following tables describe the Mortgage Loans and the related mortgaged properties as of September 1, 2004.

Principal Balances

Range of Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
0.00	2,544	$0	0.00%	$0	N/A	N/A	N/A	N/A
0.01 - 10,000.00	1,948	12,254,879	2.92	6,291	5.950%	275.70	734	81.5%
10,000.01 - 20,000.00	4,223	64,290,929	15.30	15,224	6.282	275.28	722	86.0
20,000.01 - 30,000.00	3,434	85,966,610	20.45	25,034	6.465	274.45	717	88.0
30,000.01 - 40,000.00	1,586	55,124,071	13.12	34,757	6.245	273.44	721	86.5
40,000.01 - 50,000.00	1,010	45,825,412	10.90	45,372	5.959	273.33	722	82.6
50,000.01 - 60,000.00	408	22,425,055	5.34	54,963	6.128	272.61	718	84.9
60,000.01 - 70,000.00	290	18,905,574	4.50	65,192	5.931	272.91	715	81.0
70,000.01 - 80,000.00	209	15,603,625	3.71	74,658	5.816	272.98	716	81.0
80,000.01 - 90,000.00	135	11,435,553	2.72	84,708	5.607	275.50	721	79.6
90,000.01 - 100,000.00	169	16,308,973	3.88	96,503	5.585	272.30	719	77.1
100,000.01 - 125,000.00	110	12,443,368	2.96	113,122	5.289	276.45	722	76.3
125,000.01 - 150,000.00	121	17,185,604	4.09	142,030	5.468	276.45	713	75.1
150,000.01 - 175,000.00	26	4,213,375	1.00	162,053	4.984	276.46	727	77.4
175,000.01 - 200,000.00	33	6,256,800	1.49	189,600	4.697	276.33	730	72.1
200,000.01 - 225,000.00	15	3,181,875	0.76	212,125	4.650	276.60	740	71.2
225,000.01 - 250,000.00	19	4,575,089	1.09	240,794	4.740	276.37	724	72.4
250,000.01 - 275,000.00	16	4,202,785	1.00	262,674	4.566	276.50	726	69.3
275,000.01 - 300,000.00	10	2,908,098	0.69	290,810	4.578	276.41	719	74.3
300,000.01 - 325,000.00	7	2,185,807	0.52	312,258	4.517	276.57	748	81.2
325,000.01 - 350,000.00	6	2,053,453	0.49	342,242	4.436	276.49	747	75.7
350,000.01 - 375,000.00	5	1,808,208	0.43	361,642	4.325	276.39	730	69.0
375,000.01 - 400,000.00	6	2,305,794	0.55	384,299	4.521	276.49	733	73.2
400,000.01 - 425,000.00	4	1,649,981	0.39	412,495	4.470	276.50	768	73.9
425,000.01 - 450,000.00	2	889,931	0.21	444,965	4.250	276.51	760	62.9
450,000.01 - 475,000.00	2	911,500	0.22	455,750	4.250	276.50	700	44.5
475,000.01 - 500,000.00	6	2,947,655	0.70	491,276	4.438	276.34	740	68.2
500,000.01 - 525,000.00	1	516,691	0.12	516,691	4.750	276.00	671	85.0
575,000.01 - 600,000.00	1	587,781	0.14	587,781	4.250	277.00	749	90.0
625,000.01 - 650,000.00	1	628,622	0.15	628,622	4.250	276.00	700	70.0
700,000.01 - 725,000.00	1	702,000	0.17	702,000	2.875	277.00	796	80.0

Total	16,348	$420,295,099	100.00%

As of September 1, 2004, the average principal balance of the Mortgage Loans was approximately $25,709.

Loan Program

Description of Loan Programs	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
5 Yr Draw, 5 Yr Repay	34	$394,425	0.09%	$11,601	6.524%	96.35	730	89.3%
5 Yr Draw, 10 Yr Repay	187	6,434,940	1.53	34,411	7.581	156.21	715	97.8
10 Yr Draw, 15 Yr Repay	16,053	411,793,876	97.98	25,652	5.919	276.43	721	82.6
15 Yr Draw, 10 Yr Repay	74	1,671,857	0.40	22,593	6.435	276.52	736	83.4

Total	16,348	$420,295,099	100.00%

Loan Rates

Range of Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
3.000 or less	1	$702,000	0.17%	$702,000	2.875%	277.00	796	80.0%
3.501 - 4.000	3	18,128	(1)	6,043	4.000	277.00	752	57.8
4.001 - 4.500	2,463	83,497,651	19.87	33,901	4.281	276.44	743	65.4
4.501 - 5.000	1,677	55,827,051	13.28	33,290	4.683	276.40	728	75.0
5.001 - 5.500	687	20,814,652	4.95	30,298	5.342	276.06	697	70.4
5.501 - 6.000	616	11,775,424	2.80	19,116	5.845	274.63	720	72.8
6.001 - 6.500	4,810	93,473,538	22.24	19,433	6.234	275.88	724	88.0
6.501 - 7.000	2,960	78,405,072	18.65	26,488	6.755	275.08	735	95.0
7.001 - 7.500	1,162	25,339,179	6.03	21,807	7.277	266.74	679	90.1
7.501 - 8.000	1,607	41,691,446	9.92	25,944	7.769	270.18	686	96.8
8.001 - 8.500	141	3,171,187	0.75	22,491	8.329	257.23	663	92.5
8.501 - 9.000	147	3,694,603	0.88	25,133	8.854	258.42	677	97.4
9.001 - 9.500	20	622,658	0.15	31,133	9.216	245.79	668	90.7
9.501 - 10.000	10	191,368	0.05	19,137	9.836	258.85	647	91.0
10.001 - 10.500	34	701,502	0.17	20,632	10.375	276.24	627	81.8
10.501 - 11.000	10	369,639	0.09	36,964	10.625	276.18	612	79.8

Total	16,348	$420,295,099	100.00%

(1)	Less than 0.01%.

As of September 1, 2004, the weighted average loan rate on the Mortgage Loans was approximately 5.947%.

Months Remaining to Scheduled Maturity

Range of Months Remaining to Scheduled Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
85 – 96	22	$256,440	0.06%	$11,656	6.259%	96.00	739	86.6%
97 – 108	12	137,986	0.03	11,499	7.015	97.00	714	94.4
145 – 156	130	4,460,036	1.06	34,308	7.545	155.86	714	97.9
157 – 168	57	1,974,904	0.47	34,647	7.663	157.00	718	97.6
253 – 264	2	70,346	0.02	35,173	7.551	264.00	671	98.4
265 – 276	8,832	226,536,092	53.90	25,649	5.970	275.97	720	82.9
277 – 288	7,293	186,859,295	44.46	25,622	5.861	277.00	722	82.4

Total	16,348	$420,295,099	100.00%

As of September 1, 2004, the weighted average remaining months to scheduled maturity of the Mortgage Loans was approximately 274 months.

The above table assumes that the draw period for the Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and (b) five year draw periods and ten year repayment periods will not be extended.

The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans or of equal priority to the Mortgage Loans (calculated generally at the date of origination of the Mortgage Loans) and whose denominator is the lesser of (i) the appraised value of the related mortgage property as stated in loan files at the date of origination or (ii) in the case of a mortgaged property purchased within one year of the origination of the related Mortgage Loan, the purchase price of the mortgaged property.

Combined Loan-to-Value Ratios

Range of Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
0.01 - 10.00	5	$103,469	0.02%	$20,694	4.896%	276.00	744	8.5%
10.01 - 20.00	25	573,913	0.14	22,957	4.443	276.19	745	16.2
20.01 - 30.00	90	2,095,725	0.50	23,286	4.567	276.37	744	25.5
30.01 - 40.00	189	5,399,967	1.28	28,571	4.686	276.43	732	35.9
40.01 - 50.00	371	9,846,941	2.34	26,542	4.647	276.52	728	45.9
50.01 - 60.00	789	23,107,665	5.50	29,287	4.761	276.50	728	55.5
60.01 - 70.00	1,598	49,237,668	11.72	30,812	4.637	276.40	732	66.6
70.01 - 80.00	2,194	67,194,985	15.99	30,627	4.917	276.03	724	77.4
80.01 - 90.00	6,406	139,701,682	33.24	21,808	6.245	276.07	715	88.7
90.01 - 100.00	4,681	123,033,084	29.27	26,284	7.109	270.20	718	97.3

Total	16,348	$420,295,099	100.00%

As of September 1, 2004, the weighted average combined loan-to-value ratio of the Mortgage Loans was approximately 82.88%.

The geographic location used for the following table is determined by the address of the mortgaged property securing the related Mortgage Loan.

Geographic Distribution

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Alabama	277	$4,996,965	1.19%	$18,040	6.680%	276.41	723	91.6%
Alaska	25	591,186	0.14	23,647	6.139	276.41	725	83.7
Arizona	472	9,394,967	2.24	19,905	6.177	276.42	722	85.5
California	2,906	100,110,809	23.82	34,450	5.371	276.11	727	77.3
Colorado	815	27,091,698	6.45	33,241	5.643	276.38	724	82.5
Connecticut	164	5,773,935	1.37	35,207	5.548	276.41	711	77.2
Delaware	28	708,067	0.17	25,288	6.224	276.60	730	82.5
District of Columbia	13	987,111	0.23	75,932	4.954	276.28	736	69.4
Florida	1,027	23,251,283	5.53	22,640	6.234	267.98	722	85.3
Georgia	732	19,663,748	4.68	26,863	6.862	248.97	714	92.1
Hawaii	131	4,346,460	1.03	33,179	5.746	276.26	733	76.3
Idaho	186	4,101,656	0.98	22,052	6.329	276.44	715	88.0
Illinois	666	15,009,422	3.57	22,537	6.083	276.40	720	84.1
Indiana	412	7,518,010	1.79	18,248	6.479	276.44	710	88.7
Iowa	116	1,862,007	0.44	16,052	6.594	276.43	720	91.2
Kansas	247	4,826,663	1.15	19,541	6.589	276.50	719	90.1
Kentucky	167	4,400,126	1.05	26,348	5.955	276.37	717	87.9
Louisiana	135	2,728,190	0.65	20,209	6.316	276.46	707	79.9
Maine	50	916,132	0.22	18,323	5.895	276.58	713	80.2
Maryland	241	5,111,892	1.22	21,211	6.188	276.47	722	84.6
Massachusetts	341	9,535,839	2.27	27,964	5.564	276.46	721	76.9
Michigan	748	18,387,854	4.37	24,583	6.080	276.48	717	87.0
Minnesota	223	5,687,791	1.35	25,506	5.834	276.41	727	81.3
Mississippi	53	1,033,694	0.25	19,504	6.615	276.50	714	88.9
Missouri	335	6,855,394	1.63	20,464	6.192	276.46	709	86.9
Montana	74	1,842,634	0.44	24,900	5.772	276.33	729	80.9
Nebraska	36	683,805	0.16	18,995	6.333	276.52	734	89.4
Nevada	217	5,511,400	1.31	25,398	5.985	276.40	732	84.0
New Hampshire	86	1,526,446	0.36	17,749	5.617	276.40	717	79.7
New Jersey	452	12,755,076	3.03	28,219	5.617	276.46	718	76.4
New Mexico	108	2,041,573	0.49	18,903	6.382	276.45	721	88.0
New York	443	14,215,494	3.38	32,089	5.659	276.42	718	75.9
North Carolina	567	12,416,170	2.95	21,898	6.640	276.45	715	90.1
North Dakota	10	138,038	0.03	13,804	7.248	276.53	701	95.8
Ohio	664	11,182,752	2.66	16,841	6.554	276.40	715	89.5
Oklahoma	204	4,148,281	0.99	20,335	6.457	276.21	717	87.9
Oregon	262	6,889,307	1.64	26,295	6.068	276.42	723	83.7
Pennsylvania	617	12,448,670	2.96	20,176	6.036	276.44	723	83.4
Rhode Island	38	741,613	0.18	19,516	5.339	276.54	732	75.4
South Carolina	175	4,525,601	1.08	25,861	6.100	276.30	716	83.8
South Dakota	13	298,506	0.07	22,962	6.536	276.18	730	89.9
Tennessee	304	7,036,143	1.67	23,145	6.223	276.35	717	88.2
Texas	1	16,020	(1)	16,020	7.875	276.00	768	90.0
Utah	286	7,056,919	1.68	24,675	6.432	276.46	718	86.5
Vermont	13	218,173	0.05	16,783	6.719	276.55	718	88.4
Virginia	326	7,491,936	1.78	22,981	6.198	276.36	721	85.4
Washington	529	14,921,093	3.55	28,206	6.060	276.42	718	83.8
West Virginia	34	394,425	0.09	11,601	6.524	96.35	730	89.3
Wisconsin	335	5,709,465	1.36	17,043	6.557	276.48	711	88.6
Wyoming	44	1,194,658	0.28	27,151	5.485	276.50	722	67.2

Total	16,348	$420,295,099	100.00%

(1)	Less than 0.01%

Credit Bureau Risk Scores for the Mortgage Loans

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
821 – 840	4	$15,330	(1)	$3,832	6.125%	276.00	826	89.2%
801 – 820	300	5,192,293	1.24%	17,308	5.218	274.18	805	75.1
781 – 800	1,581	30,235,251	7.19	19,124	5.232	274.77	789	77.3
761 – 780	2,335	54,335,525	12.93	23,270	5.462	274.93	770	80.1
741 – 760	2,461	58,436,952	13.90	23,745	5.639	274.65	751	82.4
721 – 740	2,418	63,383,501	15.08	26,213	5.768	274.68	731	83.5
701 – 720	2,523	69,284,159	16.48	27,461	5.876	274.29	710	84.4
681 – 700	1,959	56,821,406	13.52	29,005	6.310	273.40	692	84.4
661 – 680	1,563	49,090,141	11.68	31,408	6.667	273.80	670	86.7
641 – 660	704	20,307,836	4.83	28,846	6.774	275.31	651	83.5
621 – 640	448	11,626,628	2.77	25,952	6.789	276.20	631	79.5
601 – 620	40	1,225,469	0.29	30,637	7.911	276.35	616	83.5
581 – 600	12	340,609	0.08	28,384	9.157	249.22	596	87.9

Total	16,348	$420,295,099	100.00%

(1)	Less than 0.01%.

As of September 1, 2004 the weighted average credit bureau risk score of the Mortgage Loans was approximately 721.

Property Type

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Single Family	12,672	$319,336,479	75.98%	$25,200	5.954%	275.24	720	82.5%
Planned Unit Development (PUD)	2,449	71,142,455	16.93	29,050	5.931	270.88	725	84.3
Low-rise Condominium	996	22,933,991	5.46	23,026	5.981	274.09	730	85.3
2-4 Units	130	4,521,621	1.08	34,782	5.396	276.47	716	75.2
High-rise Condominium	101	2,360,552	0.56	23,372	6.161	270.88	725	80.8

Total	16,348	$420,295,099	100.00%

Gross Margins

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Less than or equal to 0.000	2,232	$75,065,428	17.86%	$33,631	4.263%	276.21	750	66.7%
0.001 - 0.250	248	10,588,721	2.52	42,696	4.498	276.38	692	58.5
0.251 - 0.500	1,603	51,987,723	12.37	32,432	4.684	276.40	730	75.6
0.501 - 0.750	47	2,495,532	0.59	53,096	4.971	276.36	691	62.2
0.751 - 1.000	119	6,560,658	1.56	55,132	5.174	276.55	711	76.6
1.001 - 1.250	557	13,940,681	3.32	25,028	5.398	276.20	689	67.1
1.251 - 1.500	312	5,558,118	1.32	17,814	5.692	273.78	723	73.7
1.501 - 1.750	293	6,252,728	1.49	21,340	5.934	275.38	718	72.4
1.751 - 2.000	3,685	67,013,923	15.94	18,186	6.129	276.25	739	88.3
2.001 - 2.250	1,134	26,280,952	6.25	23,175	6.497	274.76	685	87.3
2.251 - 2.500	2,757	71,945,233	17.12	26,095	6.732	275.44	737	95.4
2.501 - 2.750	173	5,614,126	1.34	32,452	6.947	271.74	703	89.9
2.751 - 3.000	987	21,905,572	5.21	22,194	7.216	266.81	675	89.7
3.001 - 3.250	194	3,941,855	0.94	20,319	7.431	268.32	704	91.0
3.251 - 3.500	1,337	36,124,742	8.60	27,019	7.720	270.47	681	97.1
3.501 - 3.750	297	6,025,785	1.43	20,289	7.866	270.09	714	95.1
3.751 - 4.000	49	1,355,557	0.32	27,664	8.206	231.63	681	94.3
4.001 - 4.250	92	1,837,828	0.44	19,976	8.361	276.36	652	91.2
4.251 - 4.500	40	1,088,954	0.26	27,224	8.728	215.66	674	98.2
4.501 - 4.750	116	2,784,827	0.66	24,007	8.794	276.31	677	97.1
4.751 - 5.000	19	627,828	0.15	33,044	9.066	246.01	669	91.1
5.001 - 5.250	2	23,929	0.01	11,964	9.375	277.00	642	90.0
5.251 - 5.500	8	99,214	0.02	12,402	9.544	241.87	674	98.2
5.501 - 5.750	3	104,044	0.02	34,681	9.962	277.00	623	84.2
6.001 - 6.250	34	701,502	0.17	20,632	10.375	276.24	627	81.8
6.251 - 6.500	10	369,639	0.09	36,964	10.625	276.18	612	79.8

Total	16,348	$420,295,099	100.00%

As of September 1, 2004, the weighted average gross margin of the Mortgage Loans was approximately 1.701%.

The credit limit utilization rates in the following table are determined by dividing the balance for the particular grouping by the aggregate of the credit limits of the related credit line agreements.

Credit Limit Utilization Rates

Range of Credit Limit Utilization Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
0.00 or less	2,569	$117	(1)	$0	5.736%	276.11	743	83.0%
0.01 - 10.00	283	900,495	0.21%	3,182	4.910	274.78	743	69.9
10.01 - 20.00	293	2,043,061	0.49	6,973	5.094	276.47	747	69.8
20.01 - 30.00	356	4,642,537	1.10	13,041	5.017	275.94	750	69.5
30.01 - 40.00	404	6,364,103	1.51	15,753	5.160	276.54	748	73.7
40.01 - 50.00	413	8,304,750	1.98	20,108	5.164	275.00	744	71.6
50.01 - 60.00	524	12,865,544	3.06	24,553	5.237	274.78	739	74.6
60.01 - 70.00	653	17,760,756	4.23	27,199	5.293	275.36	736	75.0
70.01 - 80.00	859	24,549,444	5.84	28,579	5.379	275.27	735	76.5
80.01 - 90.00	1,542	45,172,062	10.75	29,294	5.727	272.21	736	80.8
90.01 - 100.00	8,452	297,692,229	70.83	35,222	6.159	274.52	714	85.4

Total	16,348	$420,295,099	100.00%

(1)	Less than 0.01%

As of September 1, 2004, the average credit limit utilization rate of the Mortgage Loans was approximately 69.70%.

Maximum Loan Rates

Maximum Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
3.750	4	$75,361	0.02%	$18,840	5.770%	274.32	762	80.3%
3.990	4	38,626	0.01	9,657	6.750	156.00	725	95.0
6.000	1	143,769	0.03	143,769	5.500	273.00	688	76.7
7.750	2	75,955	0.02	37,978	7.250	155.63	600	98.9
8.250	1	40,074	0.01	40,074	7.750	155.00	759	100.0
16.000	571	12,544,345	2.98	21,969	6.634	276.44	715	89.7
17.000	1,027	23,267,303	5.54	22,656	6.235	267.98	722	85.3
18.000	14,698	383,094,193	91.15	26,064	5.895	274.79	721	82.5
21.000	40	1,015,472	0.24	25,387	10.427	276.24	620	80.1

Total	16,348	$420,295,099	100.00%

As of September 1, 2004, the weighted average maximum loan rate of the Mortgage Loans was approximately 17.881%.

Credit Limits

Range of Credit Limits ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
0.01 - 10,000.00	772	$4,377,391	1.04%	$5,670	6.314%	275.93	716	85.1%
10,000.01 - 20,000.00	4,704	52,281,345	12.44	11,114	6.412	275.56	717	87.3
20,000.01 - 30,000.00	4,397	83,243,396	19.81	18,932	6.540	274.52	718	88.8
30,000.01 - 40,000.00	2,114	53,716,365	12.78	25,410	6.350	273.69	720	87.9
40,000.01 - 50,000.00	1,796	53,304,337	12.68	29,679	5.845	274.30	724	80.9
50,000.01 - 60,000.00	539	21,852,434	5.20	40,543	6.302	269.99	717	87.3
60,000.01 - 70,000.00	387	19,090,569	4.54	49,330	6.110	272.55	713	83.9
70,000.01 - 80,000.00	319	15,887,278	3.78	49,803	5.857	272.78	718	81.7
80,000.01 - 90,000.00	170	10,021,019	2.38	58,947	5.667	274.58	724	80.4
90,000.01 - 100,000.00	498	25,868,082	6.15	51,944	5.382	273.17	726	74.3
100,000.01 - 125,000.00	124	10,068,243	2.40	81,196	5.464	276.41	716	78.8
125,000.01 - 150,000.00	240	21,638,288	5.15	90,160	5.433	276.43	718	74.5
150,000.01 - 175,000.00	42	4,614,074	1.10	109,859	5.029	276.46	721	76.1
175,000.01 - 200,000.00	66	7,113,564	1.69	107,781	4.662	276.43	736	70.6
200,000.01 - 225,000.00	20	3,070,882	0.73	153,544	4.640	276.45	740	76.3
225,000.01 - 250,000.00	32	5,026,138	1.20	157,067	4.702	276.49	718	71.2
250,000.01 - 275,000.00	15	2,984,218	0.71	198,948	4.491	276.58	729	67.6
275,000.01 - 300,000.00	35	5,799,877	1.38	165,711	4.596	276.40	726	72.6
300,000.01 - 325,000.00	13	1,757,460	0.42	135,189	4.614	276.49	750	78.1
325,000.01 - 350,000.00	9	1,946,145	0.46	216,238	4.392	276.18	760	69.4
350,000.01 - 375,000.00	6	1,818,359	0.43	303,060	4.399	276.20	739	73.8
375,000.01 - 400,000.00	8	1,715,058	0.41	214,382	4.642	276.90	729	80.8
400,000.01 - 425,000.00	8	2,694,976	0.64	336,872	4.486	276.41	747	69.2
425,000.01 - 450,000.00	4	826,566	0.20	206,641	4.329	276.00	735	62.1
450,000.01 - 475,000.00	2	682,890	0.16	341,445	4.417	277.00	778	74.3
475,000.01 - 500,000.00	21	5,521,052	1.31	262,907	4.369	276.40	735	66.4
525,000.01 - 550,000.00	1	516,691	0.12	516,691	4.750	276.00	671	85.0
575,000.01 - 600,000.00	1	587,781	0.14	587,781	4.250	277.00	749	90.0
625,000.01 - 650,000.00	2	1,078,622	0.26	539,311	4.250	276.42	730	70.0
675,000.01 - 700,000.00	1	0	0.00	0	N/A	N/A	N/A	N/A
700,000.01 - 725,000.00	1	702,000	0.17	702,000	2.875	277.00	796	80.0
975,000.01 - 1,000,000.00	1	490,000	0.12	490,000	4.500	276.00	739	51.9

Total	16,348	$420,295,099	100.00%

As of September 1, 2004, the average credit limit of the Mortgage Loans was approximately $38,255.

Lien Priority

Lien Property	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
First Lien	319	$33,923,184	8.07%	$106,342	4.849%	276.06	726	69.7%
Second Liens	16,029	386,371,914	91.93	24,105	6.043	274.28	721	84.0

Total	16,348	$420,295,099	100.00%

Delinquency Status

Number of Days Delinquent	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Current	16,185	$415,016,402	98.74%	$25,642	5.934%	274.41	721	82.8%
30-59 Days	75	1,996,424	0.48	26,619	6.999	274.78	691	90.4
60-89 Days	26	860,750	0.20	33,106	6.788	276.40	687	89.3
90+ Days	62	2,421,523	0.58	39,057	7.031	276.39	676	89.9

Total	16,348	$420,295,099	100.00%

Origination Year

Year of Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
2001	3	$91,208	0.02%	$30,403	7.482%	264.91	664	95.9%
2002	16,345	420,203,890	99.98	25,708	5.947	274.43	721	82.9

Total	16,348	$420,295,099	100.00%

Appendix II - Certain Financial Information About the Master Servicer’s Servicing Portfolio and Mortgage

Loan Delinquency and Foreclosure Experience

At June 30, 2004 Countrywide provided servicing for approximately $726.227 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At June 30, 2004 Countrywide provided servicing for approximately $26.738 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Delinquency and Foreclosure Experience

	As of December 31, 2002		As of December 31, 2003		As of June 30, 2004
	Principal Balance	Percentage	Principal Balance	Percentage	Principal Balance	Percentage
Total Portfolio	$10,640,766,181.58	—	$18,965,891,972.70	—	$26,631,284,196.44	—
Delinquency percentage
30-59 Days	$42,864,688.91	0.40%	$61,283,288.31	0.32%	$64,783,653.30	0.24%
60-89 Days	10,661,957.76	0.10	15,962,355.26	0.08	21,551,866.31	0.08
90+ Days	19,421,702.11	0.18	37,736,971.30	0.20	41,230,217.23	0.15

Sub-Total	$72,948,348.78	0.69%	$114,982,614.87	0.61%	$127,565,736.84	0.48%
Foreclosure Rate	$6,603,778.76	0.06%	$4,984,448.78	0.03%	$7,340,123.37	0.03%
Bankruptcy Rate	$43,053,210.55	0.40%	$41,137,908.75	0.22%	$39,166,710.18	0.15%

Appendix III—Financial Information of the Note Insurer

The Note Insurer

Financial Guaranty Insurance Company (the “Note Insurer”), a New York stock insurance corporation, is a direct, wholly-owned subsidiary of FGIC Corporation, a Delaware corporation, and provides financial guaranty insurance for public finance and structured finance obligations. The Note Insurer is licensed to engage in financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico and, through a branch, in the United Kingdom.

On December 18, 2003, an investor group consisting of The PMI Group, Inc. (“PMI”), affiliates of The Blackstone Group L.P. (“Blackstone”), affiliates of The Cypress Group L.L.C. (“Cypress”) and affiliates of CIVC Partners L.P. (“CIVC”) acquired FGIC Corporation (the “FGIC Acquisition”) from a subsidiary of General Electric Capital Corporation (“GE Capital”). PMI, Blackstone, Cypress and CIVC acquired approximately 42%, 23%, 23% and 7%, respectively, of FGIC Corporation’s common stock. FGIC Corporation paid GE Capital approximately $284.3 million in pre-closing dividends from the proceeds of dividends it, in turn, had received from the Note Insurer, and GE Capital retained approximately $234.6 million in liquidation preference of FGIC Corporation’s convertible participating preferred stock and approximately 5% of FGIC Corporation’s common stock. Neither FGIC Corporation nor any of its shareholders is obligated to pay any debts of the Note Insurer or any claims under any insurance policy, including the Policy, issued by the Note Insurer.

The Note Insurer is subject to the insurance laws and regulations of the State of New York, where the Note Insurer is domiciled, including Article 69 of the New York Insurance Law (“Article 69”), a comprehensive financial guaranty insurance statute. The Note Insurer is also subject to the insurance laws and regulations of all other jurisdictions in which it is licensed to transact insurance business. The insurance laws and regulations, as well as the level of supervisory authority that may be exercised by the various insurance regulators, vary by jurisdiction, but generally require insurance companies to maintain minimum standards of business conduct and solvency, to meet certain financial tests, to comply with requirements concerning permitted investments and the use of policy forms and premium rates and to file quarterly and annual financial statements on the basis of statutory accounting principles (“SAP”) and other reports. In addition, Article 69, among other things, limits the business of each financial guaranty insurer to financial guaranty insurance and certain related lines.

For the six months ended June 30, 2004, and the years ended December 31, 2003 and December 31, 2002, the Note Insurer had written directly or assumed through reinsurance, guaranties of approximately $27.1 billion, $42.4 billion and $47.9 billion par value of securities, respectively (of which approximately 60%, 79% and 81%, respectively, constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $162.9 million, $260.3 million and $232.6 million, respectively. For the six months ended June 30, 2004, the Note Insurer had reinsured, through facultative arrangements, approximately 0.3% of the risks it had written.

Capitalization

The following table sets forth the capitalization of the Note Insurer as of December 31, 2002, December 31, 2003 and June 30, 2004, respectively, on the basis of generally accepted accounting principles (“GAAP”). The June 30, 2004 and December 31, 2003 balances reflect the establishment of a new basis in the assets and the liabilities of the Note Insurer resulting from the FGIC Acquisition and the application of purchase accounting. The December 31, 2002 balances are based upon the historical basis of the Note Insurer’s assets and liabilities.

Financial Guaranty Insurance Company

CAPITALIZATION TABLE

(Dollars in Millions)

	December 31, 2002	December 31, 2003	(unaudited) June 30, 2004
Unearned Premiums	$684	$919	$988
Other Liabilities	255	86	83
Stockholder’s Equity
Common Stock	15	15	15
Additional Paid-in Capital	384	1,858	1,858
Accumulated Other Comprehensive Income	49	2	(46)
Retained Earnings	1,741	94	181

Total Stockholder’s Equity	2,189	1,969	2,008

Total Liabilities and Stockholder’s Equity	$3,128	$2,974	$3,079

The audited financial statements of the Note Insurer as of December 31, 2002 and 2003 and for each of the years in the three-year period ended December 31, 2003, which are included as Exhibit 99.1, and the unaudited financial statements of the Note Insurer as of June 30, 2004, December 31, 2003 and for the three and six months ended June 30, 2004 and 2003, which are included as Exhibit 99.2, in each case, to the Current Report on Form 8-K filed by the Issuer on August 26, 2004 (SEC file number 333-91565) in connection with the registration statement to which this prospectus supplement relates, are hereby incorporated by reference in this prospectus supplement. Any statement contained herein under the heading “The Note Insurer” or in such Exhibit 99.1, shall be modified or superseded to the extent required by any statement in any document subsequently incorporated by reference in this prospectus supplement with the approval of the Note Insurer, and shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All financial statements of the Note Insurer (if any) included in the documents filed by the Issuer with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such documents.

Copies of the Note Insurer’s GAAP and SAP financial statements are available upon request to: Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY 10017, Attention: Corporate Communications Department. The Note Insurer’s telephone number is (212) 312-3000.

Neither the Note Insurer nor any of its affiliates accepts any responsibility for the accuracy or completeness of, nor have they participated in the preparation of, this supplement, the prospectus supplement or the prospectus or any information or disclosure that is provided to potential purchasers of the notes, or omitted from such disclosure, other than with respect to the accuracy of information in the prospectus supplement regarding the Note Insurer and the Policy set forth under the headings “The Note Insurer” and “Description of the Policy” in the prospectus supplement as updated by the information under the heading “The Note Insurer” in this Appendix III. In addition, the Note Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

Experts

The predecessor basis financial statements of Financial Guaranty Insurance Company as of December 31, 2002 and for each of the years in the two-year period ended December 31, 2002, have been included in the Form 8-K of the depositor, which is incorporated by reference in the registration statement to which this prospectus supplement relates in reliance upon the report of KPMG LLP, independent certified public accountants, which is also incorporated by reference therein, upon the authority of said firm as experts in accounting and auditing.

The financial statements of Financial Guaranty Insurance Company as of December 31, 2003 and for the periods from December 18, 2003 through December 31, 2003, and from January 1, 2003 through December 17, 2003 appearing in the Form 8-K of the depositor, which is incorporated by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Appendix IV – September 2004 Monthly Statement

Countrywide Home Loans Inc.

Revolving Home Equity Loan Asset Backed Notes

Series 2002-F

Distribution Date:             September 15, 2004

Class	Original Note Principal Balance	Beginning Note Principal Balance	Principal Distribution	Interest Distribution	Note Distribution Amount	Investor Loss Amount	Ending Note Principal Balance
Note	1,000,000,000.00	$438,579,425.85	$17,964,919.61	$712,691.57	$18,677,611.18	$0.00	$420,614,506.24
TOTAL	$1,000,000,000.00	$438,579,425.85	$17,964,919.61	$712,691.57	$18,677,611.18	$0.00	$420,614,506.24

AMOUNTS PER $1,000 UNIT

Class	CUSIP	Beginning Note Principal Balance	Principal Distribution	Interest Distribution	Note Distribution Amount	Ending Note Principal Balance
Note	126671SX5	438.57942585	17.96491961	0.71269157	18.67761118	420.61450624

Rates

Class	Note
Note	1.950000%

Investor Note Rates based on a LIBOR of: 1.60000%

PLEASE DIRECT ANY QUESTIONS OR COMMENTS

TO THE FOLLOWING ADMINISTRATOR:

Steven E Charles

JPMorgan Chase Bank

227 W. Monroe St.

Chicago, IL 60606

Countrywide Home Loans Inc.

Revolving Home Equity Loan Asset Backed Notes

Series 2002-F

Distribution Date:             September 15, 2004

Information pursuant to Section 4.04 of the

Sale and Servicing Agreement dated September 30, 2002

(i)	Investor Floating Allocation Percentage			98.89048%
(ii)	Investor Distribution Amount			18,677,611.18
(iii)	Note Interest			712,691.57
	Note Interest not payable, due to insufficient Investor Interest Collections
(iv)	Unpaid Investor Interest Shortfall			0.00
	Per $1000 of Original Investor Principal Balance			0.0000000
(v)	Remaining Unpaid Investor Interest Shortfall			0.00
	Per $1000 of Original Investor Principal Balance			0.0000000
(vi), (vii)	Principal Distributed
	Investor Loss Amount paid as principal			443,448.70
	Investor Loss Reduction Amounts paid as principal			0.00
	Accelerated Principal Distribution Amount			527.29
	Scheduled Principal Collections Payment Amount			17,520,943.62
	Guaranteed Principal Distribution Amount			0.00

	Total Principal Distributed			17,964,919.61
(viii)	Unreimbursed Investor Loss Reduction Amounts			0.00
	Per $1000 of Original Investor Principal Balance			0.0000000
(ix)	Basis Risk Carryforward Distributed			0.00
(x)	Basis Risk Carryforward Remaining			0.00
(xi)	Servicing Fee			184,791.73
	Accrued and Unpaid Servicing Fees from Prior Periods			0.00
(xii)	Note Principal Balance (before distributions)			438,579,425.85
	Note Principal Balance (after distributions)			420,614,506.24
	Investor Note Principal Balance (after distributions)			420,614,506.24
	Note Factor			0.4206145
(xiii)	Asset Balance of Mortgage Loans			425,530,790.30
(xiv)	Credit Enhancement Draw Amount			0.00
(xv)	Delinquency Information
		Count	Balance	% of Group Bal
	30-59 days	77	2,048,016.66	0.481285%
	60-89 days	24	823,733.64	0.193578%
	90 or more days	60	2,458,967.80	0.577859%

	Total	161	5,330,718.10	1.252722%

*Note: The above statistics do not include loans in foreclosure proceedings or REO properties.
		Count	Balance	% of Group Bal
	Bankruptcy	75	1,810,445.41	0.425456%

	*Note: Bankruptcy Loans are also included in Delinquencies

Countrywide Home Loans Inc.

Revolving Home Equity Loan Asset Backed Notes

Series 2002-F

Distribution Date:             September 15, 2004

(xvi)	Foreclosure and REO Information
		Count	Balance	% of Group Bal
	Foreclosure	8	304,959.72	0.071666%
	REO	2	41,709.48	0.009802%

	Total	10	346,669.20	0.081467%

(xvii)	Optional Servicer Advances (Current Collection Period)			0.00
	Optional Servicer Advances (Outstanding)			0.00
(xviii)	Note Rate			1.950000%
(xix)	Mortgage Loans retransferred to the Transferor pursuant to Sect. 2.04 and 2.06
	Count			0
	Principal Balance			0.00
(xx)	Subordinated Transferor Collections			4,920,732.13
(xxi)	Overcollateralization Step-Down Amount			0.00
(xxii)	Available Transferor Subordinated Amount			4,920,732.13
	Required Transferor Subordinated Amount			4,921,259.42
	Interest Collections (non-Investor)			21,882.36
	Transferor Principal Collections			5,569,138.42
(xxiii)	Mortgage Loans for which the Mortgage Loan File		Number	0
	was not delivered to the Indenture Trustee within 30 days of the Closing Date		Balance	0.00

Countrywide Home Loans Inc.

Revolving Home Equity Loan Asset Backed Notes

Series 2002-F

Distribution Date:            September 15, 2004

Other information
Transferor Principal Balance (Beginning)	4,920,732.13
Transferor Principal Balance (Ending)	4,916,284.06
Investor Fixed Allocation Percentage	99.50%
Mortgage Loans Payment Summary
Interest Received	2,157,024.60
Net Liquidation Proceeds (Allocable to Interest)	0.00
Insurance Proceeds (Allocable to Interest)	0.00
Servicer Optional Advance (Allocable to Interest)	0.00
Purchase Price per Sect. 2.02 (a) (Allocable to Interest)	0.00
Purchase Price (90+ Day Delinq) (Allocable to Interest)	0.00
Residual Advance	0.00

Total Interest	2,157,024.60
Investor Interest Collections	1,950,350.51
Beginning Balance	443,500,157.98
Principal Collections	23,090,082.04
Net Liquidation Proceeds (Alloc. to Principal)	0.00
Insurance Proceeds (Alloc. to Principal)	0.00
Purchase Price per Sect. 2.02 (a) (Alloc. to Principal)	0.00
Purchase Price (90+ Day Delinq) (Alloc. to Principal)	0.00
Loans Removed from the Trust by the Servicer per Sect. 2.06	0.00
Transfer Deposit Amount per Sect. 2.02 (a)	0.00

Total Principal	23,090,082.04
Additional Balances	5,569,138.42
Ending Principal Balance	425,530,790.30
Total Collections	25,062,314.91
Alternative Principal Payment	17,520,943.62
Loans Average Daily Balance	442,943,110.38
Weighted Average Loan Rate	5.9738%
Weighted Average Net Loan Rate	4.8438%
Maximum Rate	4.7774%
Excess Interest	748,116.38

	Current	Cumulative	% of Initial
Loan Modification Summary
Loans with Senior Lien Balance Modification (CLTV<80%)	0.00	11,340,455.42	1.15%
Loans with Senior Lien Balance Modification (CLTV>80%)	144,990.00	24,566,925.43	2.50%
Loans with Credit Limit Modification	670,290.00	20,390,787.00	2.07%
Loans with Gross Margin Modification	233,125.86	8,898,026.78	0.90%

Countrywide Home Loans Inc.

Revolving Home Equity Loan Asset Backed Notes

Series 2002-F

Distribution Date:            September 15, 2004

Loan Modification Summary	Current	Cumulative	% of Initial
Credit Enhancer Information
Amount due to Credit Enhancer from Prepayment Shortfall	0.00
FGIC Surety Bond in force?	YES
Credit Enhancement Draw Amount	0.00
Guaranteed Principal Payment Amount	0.00
Guaranteed Distribution	712,691.57
Credit Enhancement Premium	45,566.57
Beginning O/C Amount	0.00
Ending O/C Amount	0.00
Ending O/C Amount (% of Original Pool Balance)	0.00
Has a Cumulative Loss Test Violation Occurred?	NO
Liquidation Loss Amount (Current Period)	448,424.06
Liquidation Loss Amount (Cumulative)	1,871,913.82
Rolling Six Month Delinquency Rate	0.7477%
Spread Rate	2.8938%
Excess Spread Rate	2.7926%
Rolling three month Excess Spread Percentage	2.8785%
Required Subordinated Percentage	0.5000%
Balance used for Required Subordinated Amount	Initial Balance
Initial Subordinated Amount	(15,748,115.06)
Can Required Transferor Subordinated Amount be Reduced?	NO
Has a Rapid Amortization Event occurred?	NO
Cause of Rapid Amortization Event.	NA
Has an Event of Servicing Termination occurred?	NO
Cause of Event of Servicing Termination.	NA

RECONCILIATION REPORT
		ISSUE DATE:	30-Sep-02
DEAL NAME:	COUNTRYWIDE HOME LOANS, INC.	DISTRIBUTION DATE:	15-Sep-04
	Revolving Home Equity Loan Asset Backed Notes, Series 2002-F	DETERMINATION DATE	12-Sep-04
		RUN DATE:	10-Sep-04
03:38:17 PM

I. CASH RECONCILIATION

Total
A. Cash Available for Distribution
Net Collections Interest Collections - per Servicer Report	$1,972,232.87
Principal Collections - per Servicer Report	$23,090,082.04
Residual Advance	$0.00
Cash Released from Additional Loan Account	$0.00
Insured Payment	$0.00

Total Deposit to Collection Account	$25,062,314.91

II. DISTRIBUTION SUMMARY AND RECONCILIATION

A. Amounts Distributed:

Section 5.01

Premium to Credit Enhancer	$45,566.57
Fannie Mae Guarantee Fee	$0.00
Investor Note Interest and Unpaid Investor Note Interest	$712,691.57
Unreimbursed Credit Enhancement Draw Amounts	$0.00
Amounts owed Master Servicer per Sect. 3.08 and 7.03	$0.00
Basis Risk Carryforward	$0.00
Class A Investor Note Principal Distributed	$17,964,919.61
Transferor Interest Distributed	$769,998.74
Transferor Principal Distributed	$5,569,138.42

Total Distributions	$25,062,314.91

Difference (Remains in Collections Account)	0.00

Balance Reconciliation
Loan Group Beginning Balance	$443,500,157.98
Loan Group Ending Balance	$425,530,790.30

Change in Balance	$17,969,367.68
Principal Collections	$23,090,082.04
Liquidation Loss Amount	$448,424.06
Additional Balances	$5,569,138.42

Balance Check	$0.00

$1,000,000,000

(Approximate)

CWABS Master Trust

(for the Series 2002-F Subtrust)

Issuer

CWABS, Inc.

Depositor

Sponsor and Master Servicer

Revolving Home Equity Loan

Asset Backed Notes, Series 2002-F

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series 2002-F Revolving Home Equity Loan Asset Backed Notes in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2002-F Revolving Home Equity Loan Asset Backed Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2002-F Revolving Home Equity Loan Asset Backed Notes will be required to deliver supplement, a prospectus supplement and prospectus until 90 days after the date of the supplement.

September 27, 2002